Dr. David M. Barrett Joins ProUroCare Board of Directors

MINNEAPOLIS (November 5, 2012) – ProUroCare Medical Inc. (OCTQB: PUMD), a provider of proprietary medical imaging products, today announced that Dr. David M. Barrett, MD, was elected to ProUroCare’s Board of Directors at their quarterly board meeting. He is the former President and CEO of the Lahey Clinic in Burlington, Massachusetts, which is one of the largest medical centers in New England. In addition to his urology practice, Dr. Barrett currently sits on the Board of Directors of Advantedge Healthcare Solutions, Inc., CR Bard Inc., Commonfund, Inc., Sapphire Systems, Inc. and Juliet Marine, Inc. He is a Member of the Life Sciences Advisory Board of Safeguard Scientifics, Inc. and is the former Chairman of the Massachusetts Hospital Association.

“Dr. Barrett’s years of experience in leadership roles at the nation’s top medical centers, his insights as a practicing urologist and his extensive business and medical experience make him an ideal candidate to help ProUroCare as we seek to commercialize our mechanical imaging technology,” said Rick Carlson, ProUroCare’s CEO. “Dr. Barrett is also uniquely qualified to work with a developing medical products company that has a broad technology platform from which numerous medical products can be developed, helping us achieve our goal of transforming the diagnosis, monitoring and management of prostate disease.”

“ProUroCare is an exciting early stage technology company,” said Dr. Barrett. “I’m looking forward to working with Rick, ProUroCare’s board and its numerous medical technology advisors and key opinion leaders in urology to help build a truly great company in the years ahead.”

Dr. Barrett is a Clinical Professor of surgery at the Dartmouth Medical School and a staff urologist at the Dartmouth Hitchcock Medical Center. Dr. Barrett began working at Mayo Clinic (Rochester, Minnesota) as a staff physician in 1975. He was Chair of the Department of Urology of Mayo Clinic, where he served on the Board of Trustees and as Vice Chair of the Board of Governors. From 1970 to 1972, Dr. Barrett served as a flight surgeon during the Vietnam War, and became Chief of the Aeromedical Service at Cam Rahn Bay Air Base. He is a former Trustee at Albion College.

Dr. Barrett is an authority on urologic oncology, urinary incontinence, bladder reconstruction, and genitourinary prostheses. During the course of his career, he has been widely published in academic journals and has received numerous research grants and contracts. Among his many professional affiliations are memberships in the American College of Surgeons, the American Urologic Association, and the American College of Healthcare Executives. He is a past president of the American Board of Urology. Dr. Barrett received his B.A. from Albion College and his M.D. from Wayne State University School of Medicine.

Dr. Barrett replaces retiring director David Koenig, who will continue to act as ProUroCare’s Corporate Secretary. Dr. Barrett will serve on ProUroCare’s Governance and Nominating Committee.

About ProUroCare Medical Inc.

ProUroCare Medical Inc. is a publicly traded company engaged in the business of creating innovative medical imaging products. The company’s ProUroScan system, an elasticity imaging technology used to document abnormalities of the prostate previously detected by a digital rectal examination, received commercial clearance from the FDA on April 27, 2012. Based in Minneapolis, the company’s stock trades on the OTCQB market (www.otcmarkets.com).

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This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements are not guarantees of ProUroCare's future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare's results to differ materially from those expressed or implied by such forward looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products; the high level of secured and unsecured debt incurred by ProUroCare; the impact and timing of actions taken by the FDA and other regulatory agencies with respect to ProUroCare’s products and business; the dependence by ProUroCare on third parties for the development and manufacture of its products; and other risks and uncertainties detailed from time to time in ProUroCare's filings with the Securities and Exchange Commission including its most recently filed Form 10-K and Form 10-Q. ProUroCare undertakes no duty to update any of these forward-looking statements.

Contact:

Rick Carlson Chief Executive Officer, ProUroCare Medical Inc.

(952) 476-9093

rcarlson@prourocare.com